DocuSign Envelope ID: 80D66AAA-D02D-4653-BA5A-7FB982D008B5

Link Labs Inc.
130 Holiday Court, Suite 100
Annapolis, MD 21401

January 21, 2020

IOTA Communications, Inc.
Attn: Terrence DeFranco
645 Hamilton Street, Suite 400
Allentown, PA 18101

Re: Second Closing under Asset Purchase Agreement

Dear Sir:

Reference is hereby made to that certain Asset Purchase Agreement, dated as of November 15, 2019 (the "APA"), by and among IOTA Communications, Inc., a Delaware corporation ("Buyer"), and Link Labs, Inc., a Delaware corporation ("Seller," and together with Buyer, the "Parties"), and that certain Side Letter Agreement, dated as of December 31, 2019 and that certain Side Letter Agreement (the "SLA") dated as of January 17, 2020. Unless otherwise defined herein, capitalized terms used in this letter agreement (this "Letter Agreement") shall have the meanings given to them in the APA.

In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the Parties, intending to be legally bound, hereby agree as follows:

1. Further Delayed Closing.

Pursuant to Section 1(d) of the SLA, Seller was to deliver to Buyer the Second Invoice payment on or before January 21, 2020. Pursuant to Section 1(e) of the SLA, Seller is, conditioned upon Seller's receipt of the Buyer Closing Deliverables, to deliver to Buyer evidence of termination of the existing agreements constituting the Second Closing Assets (the "Termination of Agreements"). In furtherance of the intent of the APA and the transactions contemplated therein, and subject to Section 2 herein, the Parties hereby agree as follows:

a) Buyer shall pay to Seller the Second Invoice Payment on or before January 31, 2020; and,

b) Seller shall, conditioned upon Seller's receipt of the Second Invoice Payment, deliver to Buyer the Termination of Agreements on or before January 31, 2020.

2. Reservation of Rights.

This Letter Agreement also serves to advise the Buyer that nothing in this Letter Agreement or any delay by Seller in exercising any rights, powers, privileges or remedies under

the APA or applicable law with respect to the delay of the consummation of the Second Closing under the APA shall constitute a waiver of the same now existing or hereafter arising under the APA or applicable law. This Letter Agreement is not, and shall not be deemed to be, a waiver of, or a consent to, any default or noncompliance now existing or hereafter arising under or relating to the APA.

3. Miscellaneous.

This Letter Agreement shall be governed by and construed in accordance with the internal laws of Delaware, without giving regard to the conflict of laws provisions thereof and each of the Parties hereby agrees that the provisions of Section 8.6 (Jurisdiction, Venue and Waiver of Jury Trial) of the APA shall be incorporated herein by reference. This Letter Agreement may be amended or modified only by written agreement of each of the Parties. This Letter Agreement may not be assigned except by the written consent of the non-assigning party (which consent may be granted or withheld in each such non-assigning party's sole discretion). Each party hereto agrees to take such actions and execute and acknowledge all documents and writings reasonably necessary to carry out the full intent and purposes of this Letter Agreement. The parties hereto acknowledge and agree that to the extent any terms and provisions of this Letter Agreement are in any way inconsistent with or in conflict with any term or provision of the APA or the SLA, this Letter Agreement shall govern and control. All notices under this Letter Agreement shall be provided in accordance with the procedures set forth in Section 8.1 (Notices) of the APA and to the addresses set forth therein. This Letter Agreement and any amendment hereto may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Letter Agreement (or amendment, as applicable). This Letter Agreement will become effective and binding upon each party when executed by such party, and the delivery of such signature by e-mail delivery of a ".pdf" format data file shall create a valid and binding obligation of the party signing.

If Buyer agrees with the foregoing, please so indicate by executing this Letter Agreement in the place provided below, whereupon this Letter Agreement will constitute a binding agreement among the Parties.

***

[signature pages to follow]

Sincerely,

LINK LABS, INC.

DocuSigned by:
By: Jennifer Halstead
572882A56D4E4D1...
Name: Jennifer Halstead
Title: Chief Financial Officer

[Signature Page to Side Letter Agreement]

DocuSign Envelope ID: 80D66AAA-D02D-4653-BA5A-7FB982D008B5

Acknowledged and agreed to as of the date first set forth above:

IOTA COMMUNICATIONS, INC.

DocuSigned by:
Terrence DeFranco
560AD27EF53A497...

By: ____________
Name: Terrence DeFranco
Title: Chief Executive Officer

[Signature Page to Side Letter Agreement]